As filed with the Securities and Exchange Commission on May 29, 2009

Registration No. 333-159253

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PONIARD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1261311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Shoreline Court, Suite 270
South San Francisco, CA 94080
(650) 583-3774
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anna Lewak Wight
Vice President, Legal
Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West, Suite 500
Seattle, Washington 98119
(206) 281-7001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith M. Wilson
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4) (5)
Common stock, $.02 par value, and warrants to purchase common stock (2), (3)	$60,000,000	$3,348

(1)

Pursuant to General Instruction II.D. of Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify by each class information as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time pursuant to the registration statement exceed $60,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued or issuable from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder. In addition, pursuant to Rule 457(i) under the Securities Act of 1933, the shares being registered hereunder include an indeterminate number of shares of our common stock as may be issued from time to time upon exercise of the warrants issued directly hereunder.

(3)	Subject to note (1) above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.

(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933 on the basis of the maximum aggregate offering price of the securities listed.

(5)	Previously Paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2009

PROSPECTUS

PONIARD PHARMACEUTICALS, INC.

$60,000,000

COMMON STOCK AND WARRANTS

We may from time to time in one or more offerings sell up to $60,000,000 in the aggregate, inclusive of any exercise price thereof, of:

•                  shares of our common stock;

•                  warrants to purchase shares of our common stock; or

•                  a combination of the foregoing.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide the specific terms of the offering in a supplement to this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “PARD.”  Each prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Stock Market or any other securities exchange of the securities covered by the prospectus supplement.  On May 13, 2009, the last reported sale price of our common stock on the Nasdaq Global Market was $3.20 per share.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”  If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $60,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:

•                  shares of our common stock;

•                  warrants to purchase shares of our common stock; or

•                  a combination of the foregoing.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT PONIARD PHARMACEUTICALS

Poniard is a biopharmaceutical company focused on the development and commercialization of cancer therapy products.  Our lead product candidate is picoplatin, a new generation platinum-based cancer therapy with the potential to become a platform product addressing multiple indications, combinations and formulations.  An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance in the treatment of solid tumors and has the potential for an improved safety profile compared to other currently marketed platinum-based agents.  In March 2009, we completed patient enrollment in a pivotal Phase III SPEAR (Study of Picoplatin Efficacy After Relapse) trial of picoplatin in small cell lung cancer.  The Phase III trial is being undertaken pursuant to a Special Protocol Assessment with the U.S. Food and Drug Administration, or FDA.  We also are conducting separate Phase II studies of picoplatin in the first-line treatment of patients with metastatic colorectal cancer and hormone-refractory (castration-resistant) prostate cancer.  The Phase II colorectal and prostate cancer trials both have completed enrollment.  Additionally, a Phase I study of an oral formulation of picoplatin in solid tumors is ongoing.

Since our inception in 1984, we have dedicated substantially all of our resources to research and development. We have not generated any significant revenue from product sales to date and have operated at a loss in each year of our existence.  We do not anticipate that our picoplatin product candidate will be commercially available before 2010, if at all.  We expect to incur additional operating losses in the future as we complete our clinical trials and seek to commercialize picoplatin.  If picoplatin is not shown to be safe and effective, we will not receive the required regulatory approvals for commercial sale of such product.  To the extent that we are successful in obtaining approvals for the commercial sale of picoplatin, we will need to secure one or more corporate partners for the manufacture, marketing and/or sale of the product.  We may not be able to secure such corporate partners or enter into partnering arrangements in a timely manner or on terms acceptable to us.

Our principal executive office and mailing address is 7000 Shoreline Court, Suite 270, South San Francisco, California 94080, and our telephone number is (650) 583-3774.  Our Web site address is www.poniard.com.  The information contained on our Web site does not constitute part of, nor is it incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, planned clinical trials, proposed products, future regulatory approvals, planned product commercialization, estimated future revenues, projected costs, potential sources of capital, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered in this prospectus for clinical development and commercialization of our picoplatin product candidate, working capital and other general corporate purposes.  We also may use such proceeds to acquire or invest in businesses, technologies, products or assets that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions.  Pending use of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

We are a Washington corporation.  Your rights as a shareholder are governed by the Washington Business Corporation Act, or the WBCA, and our amended and restated articles of incorporation and our restated bylaws, as amended.  The following summary of some of the material terms, rights and preferences of our capital stock is not complete.  You should read our amended and restated articles of incorporation, which we refer to as our articles of incorporation, and our restated bylaws, as amended, which we refer to as our bylaws, for more complete information.

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, $0.02 par value.  As of May 13, 2009, we had 34,705,911 shares of common stock outstanding.  We do not currently have in effect a shareholder rights plan.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders.  Common shareholders are entitled to cumulative voting with respect to the election of directors and, a consequence, each shareholder may accumulate the number of votes that it would be permitted to cast in favor of or against all director nominees and cast them for or against a single nominee, or distribute them among as many nominees as the shareholder desires.  Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock.  The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable.

Preferred Stock

The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock.  We are authorized to issue up to 2,998,425 shares of preferred stock, $0.02 par value, of which 1,120,000 shares have been designated as $2.4375 Convertible Exchangeable Preferred Stock, Series 1, $0.02 par value, 205,340 shares of which were outstanding on May 13, 2008.  The remaining 1,878,425 shares of preferred stock are presently undesignated.  We currently have no plans to issue any additional shares of preferred stock.

Under our articles of incorporation, our board of directors is authorized generally without shareholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.  Preferred stock could be issued with terms and conditions that could have the effect of delaying or preventing a hostile takeover attempt, changes of control, or changes in or removal of our management, including transactions that are favored by a majority of independent shareholders or in which the shareholders might otherwise receive a premium over the market price of their shares.  In addition, the issuance of preferred stock may decrease the amount of earnings and assets available for distribution to our common shareholders and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete.  You should read the WBCA and our articles of incorporation and bylaws for a more complete information.  The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Issuance of Preferred Stock.  As noted above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a hostile takeover attempt, changes of control or changes in or removal of our management, including transactions that are favored by our shareholders.

Shareholder Meetings.  Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 10% of the voting power of all shareholders.  Additionally, our board of directors, the chairman of the board and the president each may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals.  Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.  The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors or proposing actions opposed by our board of directors.

Washington Takeover Statute.  Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders.  Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities.  Such prohibited transactions include, among other things:

•                  a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•                  termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•                  receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute.  A corporation may not “opt out” of this statute.  We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters.  Pursuant to our articles and bylaws, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director or officer of our company or who, while an officer or director of our company, is or was serving at our request as an director, officer, employee or agent of our company or another company or partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by us to the fullest extent permitted by Washington law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith.  Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and administrators.  We have entered into indemnification agreements with each of our directors.  The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification, and the requirements relating to notice and defense of claims for which indemnification is sought.  These agreements are in addition to the indemnification provided to our directors under our articles of incorporation and bylaws in accordance with Washington law.

Our articles of incorporation provide that, to the fullest extent permitted by Washington law, a director of our company shall not be liable to the corporation or its shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Nasdaq Global Market

Our common stock is quoted on the Nasdaq Global Market under the symbol “PARD.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock.  The warrants may be issued independently or together with shares of our common stock.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  We have not entered into any warrant agreements at this time.  The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  If we enter into a warrant agreement, we will file a prospectus supplement which will specify the negotiated terms of the particular series of warrants to be issued pursuant to the prospectus supplement, which terms may be different from, or in addition to, the terms set forth below.

Warrants

The applicable prospectus supplement will describe the following terms of warrants offered:

•                  the title of the warrants;

•                  the number of common shares for which the warrants are exercisable;

•                  the price or prices at which the warrants will be issued;

•                  the provisions, if any, for changes to or adjustments in the exercise price;

•                  the provisions, if any, for call rights or put rights relating to the warrants or the underlying common shares;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  if applicable, the number of warrants issued with each share of our common stock;

•                  a discussion of any material federal income tax consequences of holding or exercising the warrants; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

The exercise price payable and the number of shares of our common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our common stock.  In lieu of adjusting the number of shares of our common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants.  No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock into which the warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.  If a dealer is used in a sale, we may sell the securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase the securities from time to time, and we or our agents may make sales directly to institutional investors or others.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions.  We also may loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of the securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of the securities for whom they may act as agents.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving the securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriter, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future.  Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

Our common stock currently is traded on the Nasdaq Global Market.  Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  Each prospectus supplement will contain updated information as to the listing of the securities on the Nasdaq Stock Market or any other securities exchange.  We cannot guarantee the liquidity of, or trading market for, the securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.  The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.  In general, purchases of securities for the purpose of stabilizing or to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher that it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market, or otherwise.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be offered and sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions the securities offered by this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Poniard Pharmaceuticals, Inc. and subsidiary as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2008 of Poniard Pharmaceuticals, Inc., appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and negative cash flows. Furthermore, the Company’s long-term debt agreement contains certain covenants that require the Company to maintain a certain level of unrestricted cash and cash equivalents, and contains certain subjective acceleration clauses related to material adverse changes which raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission.  These documents may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can get further information about the Public Reference Room by calling 1-800-SEC-0330.  The Commission also maintains an Internet Web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act.  As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission.  For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form S-3, which may be obtained from the locations described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

In reviewing contracts or other documents filed as an exhibit or incorporated by reference in the registration statement, it is important to remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about our company or the other parties to the documents.  The documents filed as exhibits or incorporated by reference in the registration statement may contain representations and warranties of each of the parties to the applicable document.  These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•                  should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

•                  have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•                  may apply standards of materiality in a way that is different from what may be viewed as material to you and other investors; and

•                  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs of as of the date they were made or any other time.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file later with the Commission will automatically update and supersede this information.  The following documents filed with the Commission (in each case, Commission File No. 000-16614) are incorporated by reference in this prospectus:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009;

•                  our Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed with the Commission on May 11, 2009;

•                  our Current Reports on Form 8-K, filed with the Commission on February 19, 2009, March 16, 2009 and March 20, 2009;

•                  our Definitive Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Shareholders, filed with the Commission on April 30, 2009; and

•                  the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on March 24, 1988 under Section 12(g) of the Securities Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Poniard Pharmaceuticals, Inc., 7000 Shoreline Court, Suite 270, South San Francisco, CA 94080, telephone number (650) 583-3774, Attention:  Investor Relations.

$60,000,000

PONIARD PHARMACEUTICALS, INC.

COMMON STOCK AND WARRANTS

PROSPECTUS

        , 2009

Until          , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,348
Printing fees and expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$ *

*To be provided by amendment or as an exhbit to a filing with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 15.  Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.  Article XIII of the registrant’s amended and restated articles of incorporation and Section 12 of the registrant’s restated bylaws, as amended, provide for indemnification of the registrant’s directors, officers, employees and agents to the maximum extent permitted by Washington law and provide the directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.  The registrant has entered into indemnification agreements with each of its directors.  The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for directors’ enforcement of indemnification rights, the limitations on indemnification, and the requirements relating to notice and defense of claims for which indemnification is sought.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XII of the registrant’s amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders.

Item 16.  Exhibits

(a)                                  The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Articles of Incorporation dated as of February 7, 2007 (filed as an exhibit to the

Company’s Current Report on Form 8-K, filed with the Commission on February 8, 2007 and incorporated herein by reference)
4.2

Restated Bylaws, as amended, dated March 28, 2006 (filed as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2006, filed with the Commission on May 15, 2006 and incorporated herein by reference)

4.3	Form of Warrant Agreement, if any, including form of Warrant*
5.1	Opinion of Perkins Coie LLP**

23.1	Consent of KPMG LLP, independent registered public accounting firm**
23.2	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1)**

24.1	Power of Attorney**

*To be filed by amendment or as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference, if applicable.

**Previously filed.

Item 17.  Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That

(A)                              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)                                Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)                                Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any persons that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of South San Francisco, State of California, on May 29, 2009.

Poniard Pharmaceuticals, Inc.
By:	/s/ Gregory L. Weaver
Name:	Gregory L. Weaver
Title:	Chief Financial Officer & Senior Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on May 29, 2009.

Signature	Title

/s/ Gerald McMahon*	Chairman of the Board and Chief Executive Officer (Principal
Gerald McMahon	Executive Officer)

/s/ Ronald A Martell*	President, Chief Operating Officer and Director
Ronald A. Martell

/s/ Gregory L. Weaver	Chief Financial Officer and Sr. Vice President, Finance
Gregory L. Weaver	(Principal Financial Officer)

/s/ Michael K. Jackson*	Senior Director, Finance
Michael K. Jackson	(Principal Accounting Officer)

	/s/ Robert S. Basso*	Director
Robert S. Basso

	/s/ Fred B. Craves*	Director
Fred B. Craves

	/s/ E. Rolland Dickson*	Director
E. Rolland Dickson

	/s/ Carl S. Goldfischer*	Director
Carl S. Goldfischer

	/s/ Robert M. Littauer*	Director
Robert M. Littauer

	/s/ Nicholas J. Simon, III*	Director
Nicholas J. Simon, III

	/s/ David R. Stevens*	Director
David R. Stevens

*By:	/s/ Gregory L. Weaver
Gregory L. Weaver
Attorney-in-Fact

Exhibit Index

1.1	Form of Underwriting Agreement*

4.1

Amended and Restated Articles of Incorporation dated as of February 7, 2007 (filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on February 8, 2007 and incorporated herein by reference)

4.2

Restated Bylaws, as amended March 28, 2006 (filed as an exhibit to the Company’s Form 10-Q for the period ended March 31, 2006, filed with Commission on May 15, 2006 and incorporated herein by reference)

4.3	Form of Warrant Agreement, if any, including form of Warrant*

5.1	Opinion of Perkins Coie LLP**

23.1	Consent of KPMG LLP, independent registered public accounting firm**

23.2	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1)**

24.1	Power of Attorney**

*To be filed by amendment or as an exhibit to a Current Report on Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference, if applicable.

**Previously filed.